UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2021

BJ'S RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

California	0-21423	33-0485615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7755 Center Avenue, Suite 300
Huntington Beach, California	92647
(Address of principal executive offices)	(Zip Code)

(714) 500-2400

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, No Par Value	BJRI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

          (b)                Effective September 1, 2021, Gregory S. Levin, the President and current Chief Financial Officer of BJ’s Restaurants, Inc. (the “Company”), will be appointed Chief Executive Officer. He will continue to serve as President and will serve as Chief Financial Officer until the effective date of his appointment as Chief Executive Officer. Mr. Levin, age 54, has served as the Company’s President, Chief Financial Officer and Secretary since January 2018. He previously served as the Company’s Executive Vice President, Chief Financial Officer and Secretary from June 2008 to December 2017, as Executive Vice President and Chief Financial Officer from October 2007 to May 2008, and as Chief Financial Officer from September 2005 to September 2007. It is expected that Mr. Levin will be appointed to the Board upon becoming the Company’s Chief Executive Officer.

          Effective September 1, 2021, Gregory A. Trojan, will retire as Chief Executive Officer of the Company. In accordance with the terms of his employment agreement, Mr. Trojan gave notice of his intention not to renew his employment on June 30, 2021. In order to assist in the transition, Mr. Trojan is expected to remain an employee until December 31, 2021 under the terms of his existing employment agreement. Mr. Trojan will continue to serve on the Company’s Board of Directors.

          Effective September 1, 2021, Thomas A. Houdek will be appointed Senior Vice President and Chief Financial Officer of the Company. Mr. Houdek, age 40, has served as the Company’s Vice President of Strategy and Financial Planning and Analysis since July 2019. Prior to joining the Company, Mr. Houdek served as the Director of Strategy at KFC from January 2019 to June 2019. He also served as Director of Strategic Planning and Marketing Analysis at Taco Bell from June 2017 to January 2019 and as Sr. Manager of Strategic Planning from June 2015 to June 2017. Prior to that, Mr. Houdek served as Manager of Mergers & Acquisitions at Yum! Brands from February 2014 to June 2015. Mr. Houdek also previously served as an investment banker with Deutsche Bank Securities and CIBC World Markets. Mr. Houdek earned a Master of Business Administration degree from the University of Chicago Booth School of Business and a Bachelor of Science degree in Finance from DePaul University.

          (e)                On June 30, 2021, the Company entered into an Employment Agreement (the “Employment Agreement”) with Gregory Levin pursuant to which he will serve as Chief Executive Officer commencing September 1, 2021.

          The following is a brief summary of the material terms of the Employment Agreement, which is qualified in its entirety by the terms of the Employment Agreement, which is attached to hereto and incorporated herein as Exhibit 10.1. Capitalized terms used below and not otherwise defined shall have the meaning ascribed to them in the Employment Agreement.

               Term.  The term of the Agreement will commence on September 1, 2021 and terminate December 31, 2026 (unless earlier terminated in accordance with the terms of the Employment Agreement). Automatic renewals for additional one year terms unless either party gives notice of its intention not to extend at least six months prior to the scheduled termination date.

               Base Salary.  Base salary shall be $750,000 with increases of $50,000 on each of January 1, 2023 and January 1, 2024, subject to additional increase at the discretion of the Compensation Committee.

               Bonus Opportunity.  Annual Bonus opportunity target at no less than 90% of Mr. Levin’s base salary.

               Additional Benefits.  Mr. Levin shall receive perquisites consistent with those offered in his role as President and Chief Financial Officer. In addition, he shall receive up to $3,000 per year for unreimbursed out-of-pocket costs associated with an annual physical examination, the use of a company automobile or automobile allowance of up to $1,800 per month, and reimbursement of up to $24,000 of Mr. Levin’s legal fees incurred in connection with negotiation and documentation of the Employment Agreement.

               Equity Grants.  Equity grants will continue to be made at the discretion of the Board of Directors under the Equity Incentive Plan, as amended (the “Plan”). The Company agreed that Mr. Levin’s annual long-term equity incentive grant for 2022 will have a grant date fair market value of $1.5 million and consist of a combination of options, restricted stock units and performance units and to be allocated among such awards and be subject to such vesting terms as the Board may determine consistent with the allocation and vesting of awards to other senior officers of the Company.

               In addition, the Company agreed to make Mr. Levin a supplemental equity grant having a grant date fair market value of $750,000. Such supplemental equity grant will be subject to a three year “cliff” vesting period and will be divided equally between restricted stock units and stock options. In the event the Mr. Levin is terminated by the Company without Cause or resigns for Good Reason (i) prior to August 31, 2023, the supplemental equity grant will become fully vested, (ii) subsequent to September 2, 2023 but prior to August 31, 2024, the supplemental equity grant will vest pro rata based on the portion of the three year vesting period completed.

               In the event Mr. Levin is terminated by the Company without Cause, resigns for Good Reason, dies or suffers a Disability during the Term, Mr. Levin (or his estate or designated representative) shall have twelve months following termination to exercise any stock option awards.

               Termination; Severance; Change of Control.  The Company may terminate Mr. Levin’s employment at any time. If Mr. Levin is terminated or resigns for any reason or if Mr. Levin dies or becomes Disabled, he (or his estate) will be entitled to receive the following (the “Base Termination Payments”): (i) any accrued but unpaid base salary and accrued vacation pay, (ii) unpaid reimbursements for expenses incurred prior to termination, (iii) accrued but unpaid car allowance, and (iv) any benefits required to be paid or provided under applicable law or Company plans, contracts or arrangements.

               In the event of termination by the Company without Cause or resignation by Mr. Levin for Good Reason, or as a result of Mr. Levin’s Disability, in addition to the Base Termination Payments, Mr. Levin shall be entitled to receive the following: (i) any earned but unpaid Bonus and performance-based equity for the fiscal year ending immediately before the year of termination of employment, (ii) cash payments equal to 150% of his then current base salary (payable over 18 months), (iii) a lump sum cash payment equal to the lesser of the prior fiscal year Bonus paid or payable to Executive or 100% of the target Bonus for the fiscal year of termination (prorated in either case based on the number of days elapsed in the fiscal year of termination); (iv) immediate vesting of any unvested equity-based awards to the extent such awards would have become vested had Mr. Levin remained in continuous service with the Company for 90 days after termination, and (v) unless and until he is covered under another group health insurance plan, continuation of health insurance coverage for the lesser of 18 months or the maximum COBRA period.

          In the alternative, if Mr. Levin is terminated without Cause (for reasons other than death or Disability) or resigns for Good Reason during the 90 days prior to or the 12 months following a Change of Control (as such term is defined in the Plan), Mr. Levin shall be entitled to receive the following: (i) any earned but unpaid Bonus and performance-based equity for the fiscal year ending immediately before the year of termination of employment and (ii) a lump sum cash payment equal to 200% of his then current base salary, (iii) a lump sum cash payment equal to the lesser of his prior fiscal year Bonus or 100% of the target Bonus for the fiscal year of termination, (iv) to the extent vesting is not automatically accelerated under the terms of the Plan, immediate 100% vesting of any equity, including vesting of any performance-based equity as if 100% of the target performance goals for the fiscal year of termination of employment had been achieved, and (v) unless and until he is covered under another group health insurance plan, continuation of health insurance coverage for the lesser of 18 months or the maximum COBRA period.

               Board Seat.  The Company and the Board will take all reasonable action within their control to cause Mr. Levin to be named to the Board promptly following September 1, 2021 and, at all times while he is serving as CEO, to be (i) to be nominated for election to the Board at each annual meeting of Shareholders and, if elected, (ii) to remain on the Board.

               Definition of Cause.  For purposes of the Employment Agreement, “Cause” means (i) an act or acts of dishonesty undertaken by Mr. Levin and intended to result in material personal gain or enrichment of Mr. Levin or others at the expense of the Company, (ii) gross misconduct that is willful or deliberate and that is materially injurious to the Company, (iii) the conviction or plea of nolo contendere of Mr. Levin of a felony, (iv) the commission by Mr. Levin of any act involving moral turpitude which (A) brings the Company or any of its affiliates into public disrepute or disgrace, or (B) causes material injury to the customer relations, operations or the business prospects of the Company or its affiliates (subject to a notice requirement from the Board and a 30-day cure period), (v) the ongoing and repeated material neglect of Mr. Levin's duties on a general basis (other than as a result of illness or disability) (subject to a notice requirement and a 30-day cure period), or (vi) the material breach of any terms and conditions of the Employment Agreement by Mr. Levin (subject to a notice requirement and a 30-day cure period).

               Definition of Good Reason.  For purposes of the Employment Agreement and subject to the Company’s right to cure within 30 days after written notice, “Good Reason” means: (i)  removal of Mr. Levin as CEO or any failure by the Company to nominate or seek reelection of Mr. Levin to the Board while serving as CEO, other than for death, disability, Cause or his voluntary resignation, (iv) any involuntary material reduction in Mr. Levin’s then-current base salary, involuntary reduction in his target bonus percentage below 90%, or any involuntary material reduction in his comprehensive benefits package, (v) assignment to Mr. Levin of duties that represent or constitute a material adverse change in his position, duties, responsibilities and status with the Company, (vi) an involuntary material adverse change in Mr. Levin’s authorities or reporting responsibilities except in connection with his termination for Cause, or by reason of his death, Disability or voluntary resignation, (vii) a relocation of the Company’s principal executive offices to a location that is more than 60 miles from the location of Mr. Levin’s primary residence that was not recommended by Mr. Levin to the Board, or (viii) the material breach of any terms and conditions of the Employment Agreement by the Company.

               Covenants.  The Employment Agreement contains customary confidentiality, non-competition, non-solicitation, and non-disparagement provisions.

Item 8.01. Other Events.

          On July 6, 2021, the Company issued a press release announcing the appointment of Gregory Levin as Chief Executive Officer and the retirement of Gregory Trojan as Chief Executive Officer. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated by reference herein. The information in this Form 8-K and Exhibits attached hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated June 30, 2021, between the Company and Gregory Levin
99.1	Press Release, dated July 6, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BJ'S RESTAURANTS, INC.
(Registrant)

Date: July 6, 2021	By:	/s/ GREGORY A. TROJAN
Gregory A. Trojan
Chief Executive Officer

Date: July 6, 2021	By:	/s/ GREGORY S. LEVIN
Gregory S. Levin
President, Chief Financial Officer and Secretary